                                   AGREEMENT

       This Agreement is made and entered into by and among the following individuals: Marty Alfred, Bruce Baird, Jeffrey Barlow, John Blumenthal, Tim Kapp, Stephen Russell, Dave Valenti, Gary Wright, and John Zollinger (hereinafter collectively referred to as the "Founding Shareholders") and Caldera Holding Company., L.C., a Utah limited liability company (hereinafter "Caldera").

       WHEREAS, the Founding Shareholders assisted in the founding or development of Arkona, L.C., a private company, which was subsequently merged into a publicly reporting company known as The Thorsden Group Ltd., a Delaware corporation, and the surviving company has been renamed Sundog Technologies, Inc., a Delaware corporation (hereinafter referred to as "the Company");

       WHEREAS, in connection with their activities in the development and formation of the company, the Founding Shareholders received a total of fourteen million (14,000,000) shares of common stock in the Company;

       WHEREAS, the Founding Shareholders and the Company desire to enhance the value of the Company, meet the needs of the Company, and increase the potential viability, productivity and profitability of the Company through any lawful and appropriate means, including, but not limited to, the raising of additional working capital, securing the public trading of the Company's stock and attracting individuals and parties with expertise to manage or advise the Company and its operations;

       WHEREAS, Caldera has agreed to assist the Founding Shareholders and Company in meeting the above-described objectives; provided that the Founding Shareholders are willing to transfer to Caldera the right to dispose of a portion of the above-referenced shares of the Company's stock, which shares will be used to meet the objectives of the Company as set forth above;

       NOW THEREFORE, the parties, for their mutual benefit and with just and valid consideration, which consideration is hereby acknowledged, enter into the following Agreement:

       1. Pursuant to this Agreement, the Founding Shareholders shall deliver to Caldera, on or before the execution of this Agreement, stock certificates, with accompanying Medallion Guaranteed stock powers, representing an aggregate of seven million five hundred and twenty-three thousand (7,523,000) shares of the Company's common stock (hereinafter "Option Stock"), which Caldera shall hold pending the exercise of options for the Option Stock as described below.

       2. This Agreement supersedes and replaces all prior agreements, written or oral, among the parties hereto and other parties not included herein with regard to the above-referenced seven million five hundred and twenty-three thousand (7,523,000) shares of the Company's common stock held by the Founding Shareholders and any and all such prior agreements are hereby declared null and void. The number of shares of Option Stock delivered by each Founding Shareholder is as disclosed on the attached Exhibit "A" by this reference made a part hereof.

       3. In accordance with the terms of this Agreement, the Founding Shareholders grant and transfer to Caldera the exclusive right, power and authority to grant derivative options (hereinafter "Derivative Options") to unspecified individuals, entities or parties (hereinafter "Receiving Parties") to acquire any or all of the Option Stock at an exercise price of fifteen cents ($0.15) per share. Each Derivative Option must be exercised by the Receiving Party in accordance with the terms and conditions set forth in each Derivative Option. If any Derivative Option expires in accordance with its own specific terms and conditions, then the associated Options Stock will continue to be held and will continue to be available for sale pursuant to Derivative Options granted by Caldera. All of the monies paid by the Receiving Parties in the exercise of the Derivative Options will ultimately be paid to the Founding Shareholders as specified below.

       4. Such Derivative Options will be granted by Caldera to Receiving Parties whom Caldera determines, after consultation with the Company, its officers and directors, may assist the Company in meeting the objectives set forth above, which are to enhance the value of the Company, meet the needs of the Company, and increase the potential viability, productivity and profitability of the Company through any lawful and appropriate means, including, but not limited to, the raising of additional working capital, securing the public trading of the Company's stock and attracting individuals and parties with expertise to manage, advise or otherwise participate with the Company and its operations.

       5. Caldera has exclusive and independent authority to grant Derivative Options up to three (3) years following the effective date of this Agreement. Caldera may issue Derivative Options to any party so long as such Derivative Options are not issued in bad faith or with gross negligence in meeting the objectives set forth in Paragraph 4 above. Caldera shall notify the Company and Founding Shareholders of all grants of Derivative Options by sending written notice to the Company and Founding Shareholders within thirty
(30) days of the issuance of each Derivative Option. Notice of the grant will include the identify of the Receiving Party and the terms of the Derivative option, including the number of shares of Option Stock subject to the grant. Caldera shall not receive any compensation from the Founding Shareholders or from the proceeds paid to the Founding Shareholders from the exercise of Derivative Options.

       6. The exercise of the Derivative Option will be completed by delivery of a written notice of exercise executed by the Receiving Party and accompanied by payment of the exercise price in full. Caldera will promptly notify the Founding Shareholders of each Derivative Option exercised, disclosing the identity of the Receiving Party exercising the option and the amount of proceeds received in connection with the exercise.

       7. Upon delivery by the Receiving Party to Caldera of the exercised Derivative Option and the associated exercise price, Caldera will caused to be transferred into the name of the Receiving Party exercising the option, or whatever name is designated by the Receiving Party, the Option Stock associated with such exercised option.

       8. The monies paid by the Receiving Party in the exercise of a Derivative Option will be held by Caldera in an interest-bearing trust account. On the tenth (10th) day of each month, Caldera shall deliver to each Founding Shareholder at the address designated below his pro-rata share of the total exercise monies, including interest received thereon, received by Caldera during the previous month.

       9. By holding and distributing the Derivative Options and Option Stock, Caldera makes no representation or warranty as to the value of such Derivative Options or Option Stock. While holding the Option Stock pending its issuance through the exercise of Derivative Options, Caldera does not take or assume ownership of the Option Stock. Caldera is not acting in the capacity of a broker/dealer, issuer or underwriter. The grant of any and all Derivative Options will be made in accordance with applicable federal and state blue sky securities laws.

       10. Caldera shall not be bound in any way by any act or direction of the parties hereto and, while operating in cooperation with the Company and the Founding Shareholders to accomplish the objectives set forth in Paragraph 4, Caldera represents that it is independent from and not controlled by the Company or any party. Caldera represents that it is not an affiliate of the Company or any officer, director or affiliate of the Company.

       11. Caldera may rely upon any paper or other instrument received by it in connection with its duties under this Agreement and which is believed to be genuine; shall be under no duty to independently ascertain the validity or legitimacy of such papers, nor conduct any associated due diligence with respect to the same; and shall be subject to no liability with respect to the form, execution or validity thereof.

       12. During the period the Option Stock remains in the possession of Caldera and prior to the time, if any, that a Derivative Option is exercised for the purchase of the Option Stock, in whole or in part, Caldera will exercise the right to vote such shares. Caldera will vote such shares as it deems is in furtherance of the objectives set forth in Paragraph 4 above. However, the respective Founding Shareholders, as owners of the shares, will receive any distributions and dividends made with respect to such shares by the Company until such time as the shares of Option Stock are sold upon the exercise of Derivative Options granted under this Agreement. Except as provided in this Agreement, ownership of the Option Stock will not transfer from the depositing Founding Shareholder until the stock is sold upon exercise of an associated Derivative Option.

       13. No transfer or assignment of any right to exercise a Derivative Option will be made and no Derivative Options will be granted except pursuant to applicable exemptions from the registration requirements of the Securities Act of 1933, as amended, and similar provisions of any state securities laws. In this regard, Caldera agree to observe such laws and the rules and regulations promulgated thereunder and no action will be taken which would result in the Founding Shareholders being deemed to be an underwriter for purposes of the Securities Act or other applicable Federal or state securities laws. If this Agreement, the parties, or any of the transactions contemplated hereunder are ever found to be in violation of, or not exempt from any applicable Federal or state securities laws, as a result of this Agreement and the transactions contemplated hereunder, this Agreement will immediately terminate and all Option Shares not issued by or locked-up by Derivative Options will be returned to the Founding Shareholders on a pro-rata basis in accordance with Paragraphs 15 and 16 below.

       14. The Parties acknowledge that the Company is subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended and that the Company will be required to report the existence and contents of this Agreement as part of its filings under the Exchange Act.
The Parties agree to cooperate to provide all information reasonably required by counsel to the Company to facilitate the full and fair reporting of this transaction as required by the law.

       15. Unless extended by mutual written agreement of all parties hereto, Caldera's right and authority to grant Derivative Options under this Agreement will expire three (3) years from the effective date of this
Agreement.   If, upon expiration of Caldera's right to grant Derivative
Options, there are shares of the Option Stock in the possession of Caldera which are not required to cover previously granted Derivative Options, then Caldera will promptly return all such Option Stock to the Founding Shareholders in proportion to their original contribution of the Option Stock. Any outstanding Derivative Options which have not been exercised at the time of said expiration of Caldera's right to grant will continue to be effective and valid until such Derivative Options are exercised or expire in accordance with their respective terms and conditions, whichever occurs first. Upon exercise or expiration of all remaining and outstanding Derivative Options, Caldera will distribute the proceeds from the exercise of such Derivative Options as required by this Agreement, or will distribute the remaining Option Stock from expired Derivative Options to the Founding Shareholders in proportion to their original contribution of the Option Stock. Upon such final distributions, this Agreement will terminate.

       16. Upon distribution of all of the Option Stock by the exercise of the respective Derivative Options or upon final distributions of proceeds or Option Stock as described in Paragraph 15, this Agreement shall be deemed to be terminated, and Caldera shall be released and discharged from any further responsibility or liability in connection therewith, so long as Caldera has not acted in bad faith or with gross negligence in meeting its obligations under this Agreement. At termination, all outstanding stock powers will be canceled.

       17. This Agreement shall not be altered, amended, changed, waived, terminated, or modified in any respect unless the same shall be in writing and signed by or on behalf of all the parties hereto, except for any party which no longer has any interest in the Option Stock.

       18. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

       19. This Agreement shall be governed by the laws of the State of Utah and the state or federal courts within Salt Lake County, State of Utah shall have exclusive venue and jurisdiction over any disputes arising from or regarding this Agreement. If any party is required to take legal action regarding a dispute arising from or regarding this Agreement, the prevailing parties to such action will be entitled to their reasonable attorneys' fees and costs incurred therein.

       20. This Agreement may be executed by the parties hereto in such counterparts, telefax copies or other form as is necessary to expedite execution of this Agreement and all originals shall be forwarded to Caldera.

       21. The effective date of this Agreement will be the last date on which any of the parties hereto has executed this Agreement.

       In Witness Hereof, the parties have caused this Agreement to be signed on the dates set forth below.

                                          Date:
---------------------------------               -------------------------
MARTY ALFRED

Address:
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                                          Date:
---------------------------------               -------------------------
BRUCE BAIRD

Address:
         ----------------------------------------------------------------


                                          Date:
---------------------------------               -------------------------
JEFFREY BARLOW

Address:
         ----------------------------------------------------------------

                                          Date:
---------------------------------               -------------------------
JOHN BLUMENTHAL

Address:
         ----------------------------------------------------------------



                                          Date:
---------------------------------               -------------------------
TIM KAPP

Address:
         ----------------------------------------------------------------


                                          Date:
---------------------------------               -------------------------
STEPHEN RUSSELL

Address:
         ----------------------------------------------------------------


                                          Date:
---------------------------------               -------------------------
DAVE VALENTI

Address:
         ----------------------------------------------------------------


                                          Date:
---------------------------------               -------------------------
JOHN ZOLLINGER

Address:
         ----------------------------------------------------------------


                                          Date:
---------------------------------               -------------------------
GARY WRIGHT

Address:
         ----------------------------------------------------------------

CALDERA HOLDING CO., L.C.


                                          Date:
---------------------------------               -------------------------
DOUGLAS E. GRIFFITH, Manager

Address:
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                                    PAGE 7
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                                  EXHIBIT "A"
                      LIST OF OPTION STOCK & CERTIFICATES

       The following shares of Sundog Technologies, Inc. common stock as contained in the specified Sundog Technologies, Inc. stock certificates constitute the Option Stock submitted to Caldera in accordance with the terms and conditions of the Agreement:

       1.     Bruce Baird, Cert. 1309 for 270,000 shares;

       2.     David Valenti, Cert. 1310 for 990,000 shares;

       3.     Gary Wright, Cert. 1311 for 630,000 shares;

       4.     Jeffrey Barlow, Cert. 1312 for 990,000 shares;

       5.     Stephen W. Russell, Cert. 1313 for 990,000 shares;

       6.     Timothy Kapp, Cert. 1269 for 343,000 shares;

       7.     John Blumenthal, Cert. 1287 for 700,000 shares;

       8.     John Zollinger, Cert. 1273 for 1,890,000 shares; and

       9.     Martin J. Alfred, Cert. 1263 for 720,000 shares

       for a total of 7,523,000 shares of Option Stock.

              Dated this 12th day of January, 2000.

                            CALDERA HOLDING CO., L.C.


                            By /s/ Douglas E. Griffith
                               -------------------------------

                            Its Manager
                                ------------------------------





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